Exhibit 5.1

Summit Therapeutics PLC	YOUR REF:
136a Eastern Avenue	OUR REF:	DXS\SUM016.0014\JY
Milton Park	DIRECT DIAL:	020 7216 5572
Abingdon	EMAIL:	d.smith@druces.com
Oxfordshire
OX14 4SB	15th May 2018

Dear Sirs

REGISTRATION STATEMENT ON FORM F-3

1.	We have acted as English legal advisors for Summit Therapeutics PLC (the “Company”) in connection with its filing on or about the date of this letter with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form F-3, as amended, (the “Registration Statement”). The Registration Statement is being filed for the registration of the following securities which may subsequently be allotted and issued by the Company:

(i)	Debt securities;

(ii)	Ordinary shares of £0.01 each (the “Ordinary Shares”);

(iii)	Units (the “Units”); and

(iv)	Warrants (the “Warrants”).

(together referred to as the “Securities” and with the aggregate proceeds from the issue of the Securities being registered amounting (before expenses) to US$225,000,000 or its equivalent in other currencies.)

2.	This opinion is delivered to you in connection only with the filing of the Registration Statement and the issuance of Securities in accordance with it. In connection with this opinion we have not been concerned with nor have we verified the facts or reasonableness of any statements contained in the Registration Statement.

3.	For the purposes of this opinion we have examined the following documents only:

(i)	a certificate dated the same date as the date of this letter signed by your Company Secretary (the “Secretary’s Certificate”) and the documents attached to it;

(ii)	the form of senior indenture filed as Exhibit 4.4 (the “Senior Indenture”);

(iii)	the form of subordinated indenture filed as Exhibit 4.5 (the “Subordinated Indenture”);

(with the documents referred to in paragraphs

3(ii) and 3(iii) being the “Indentures”)

(iv)	the form of senior note filed as Exhibit 4.6 (the “Senior Note”);

(v)	the form of subordinated note filed as Exhibit 4.7 (the “Subordinated Note”);

(with the documents referred to in paragraphs

(3(iv) and 3(v) being the “Notes”)

(vi)	copies of the certificate of incorporation, certificates of incorporation on change of name and articles of association of the Company (the “Articles”), copies of which are attached to the Secretary’s Certificate;

(vii)	a copy of the Registration Statement, excluding its exhibits, save for the Indentures and the Notes;

(viii)	a copy of the resolutions of the board of directors of the Company dated 14 May 2018, a copy of which is attached to the Secretary’s Certificate.

4.	For the purposes of this opinion we have assumed without investigation, the following:

(i)	all documents submitted to us as originals or copies are authentic, accurate and complete and that all signatures on such documents are genuine and that all copies of such documents conform to the originals;

(ii)	each party (other than the Company) to any documents reviewed by us has the requisite capacity, power and authority to enter into such document;

(iii)	all requisite corporate authorisations have or will have been complied with in respect to the execution and delivery of each document reviewed by us for the purpose of this opinion;

(iv)	any agreements examined by us which are governed by the laws of any jurisdiction other than England and Wales are legal, valid and binding under the laws by which they are (and are expressed to be) governed;

(v)	the contents of the Secretary’s Certificate are true both when given and at the date of this opinion and there is no matter not contained or referred to in the Secretary’s Certificate which would make the contents of and information contained in the Secretary’s Certificate incorrect or in any way misleading and this will remain the case as at each date on which any of the Securities are issued from time to time by the Company;

(vi)	the resolutions referred to in paragraph 3(viii) above were duly passed at a duly convened and quorate board meeting of the directors of the Company in accordance with the Articles and all other applicable requirements and that such resolutions have not been amended or rescinded and are in full force and effect;

(vii)	the information disclosed in our on-line search made with the Registrar of Companies carried out on the morning of 15 May 2018 and our telephone enquiry at the Companies Court in London of the Central Registry of Winding-up Petitions carried out on the morning of 15 May 2018 was at the respective times complete, up-to-date and accurate and has not since then been altered or added to and each of the searches did not fail to disclose any information relevant for the purposes of this opinion;

(viii)	each of the individuals who signs as, or otherwise claims to be, an officer of the Company is the individual whom he or she claims to be and holds the office he or she claims to hold and that all documents submitted to us have been duly executed and delivered;

(ix)	all factual representations made in any of the documents submitted to us are accurate and complete;

(x)	in allotting and issuing any Securities or granting any rights to subscribe for Securities, the Company has fully complied and will comply with its obligations under all applicable money laundering legislation and under all applicable bribery and corrupt practices legislation in the UK or otherwise, including the Bribery Act 2010 (UK) and Foreign Corrupt Practices Act of 1977 (USA), as amended;

(xi)	in respect of the Securities to be registered on the Registration Statement:

i.	a meeting of the board of directors of the Company was or shall have been duly convened and held and a valid resolution passed at such meeting to approve each allotment and issue of the Securities;

ii.	as at the date of each allotment and issue of Securities or grant of any rights to subscribe for Securities, the directors of the Company shall have sufficient powers under the Companies Act 2006 to allot and issue or grant such rights and shall only allot and issue and/or grant such rights over Securities in accordance with such powers given to them;

iii.	each allotment and issue of Securities or grant of any rights to subscribe for Securities, shall be undertaken in accordance with and pursuant to the Articles and insofar as each allotment and issue of Securities or grant of any rights to subscribe for Securities, relates to Ordinary Shares, all statutory or other pre-emption rights will have been duly disapplied;

iv.	each allotment and issue by the directors of Securities in accordance with the powers and authorities given to the directors will be in the bona fide best interests of the Company and in a way which the directors believe will be most likely to promote the success of the Company for the benefit of its members as a whole;

v.	no amendments shall have been made to the Articles as at the date of any allotment and issue of Securities;

vi.	the Company shall have received in full in cash the subscription or purchase price payable for Securities (including, in respect of the Ordinary Shares, the nominal value and all premium thereon);

(xii)	the terms and conditions applicable to the Indentures and any other instrument or agreement in relation to the allotment and issue of Securities will not be inconsistent with the Registration Statement and nor will there be any material provision relating thereto which is not disclosed in the Registration Statement;

(xiii)	the Securities and rights to subscribe for Securities, and any communication made in relation thereto, shall not have been offered to the public in the United Kingdom or made in breach of any UK laws (including but not limited to the Financial Services and Markets Act 2000) and regulations concerning the offer of securities to the public in the United Kingdom or communications made in relation thereto;

(xiv)	the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded;

(xv)	the Company will, at the time of execution of the Indentures, the Notes issued thereunder and any other instrument or agreement in relation to the allotment and issue of Securities, have the relevant capacity, power and authority to effect the execution, delivery or issue of the Indentures, the Notes issued thereunder or any other instrument or agreement;

(xvi)	no law outside England and Wales would be contravened by the execution, delivery, issue or performance of the terms of the Indentures, the Notes issued thereunder and any other instrument or agreement in relation to the allotment and issue of Securities and such execution, delivery, issue or performance of the terms of the Indentures, the Notes issued thereunder and any other instrument or agreement in relation to the allotment and issue of Securities will continue to be consistent with all such laws and regulations;

(xvii)	the Indentures, the Notes issued thereunder and any other instrument or agreement (not governed or determined to not be governed by English law) in relation to the allotment and issue of Securities have in all respects the same meaning and effect as if they were governed by and construed in accordance with English law and will not be construed in a manner inconsistent with any of the opinions we express herein;

(xviii)	in respect of any Units issued by the Company, (i) all necessary corporate action to authorise, approve, execute and deliver the Units will have been taken by the Company; and (ii) the terms of the Units and of their issuance and sale will be duly established under and in accordance with the Articles and shall not violate any applicable law or breach any other agreement binding on the Company;

(xix)	in respect of any agreement relating to the Warrants, (i) all necessary corporate action to authorise, approve, execute and deliver such agreements will have been taken; (ii) the terms of any agreement relating to the Warrants and the terms of the Warrants and their issuance and sale will have been duly established in conformity with the Articles under and in accordance with the Articles and shall not violate any applicable law or breach any other agreement binding on the Company; and (iii) the Warrants will have been duly executed and delivered by the Company;

(xx)	the Indentures, the Notes issued thereunder and any other instrument or agreement in relation to the allotment and issue of Securities and obligations created by each of them, will when executed and delivered be valid and binding on the parties (other than the Company) under the laws of the jurisdiction by which they are governed and that there are no conflicts of law or other principles under the laws of the jurisdiction by which they are governed which would cause any other law to be applied in construing the Indentures, the Notes issued thereunder and any other instrument or agreement in relation to the allotment and issue of Securities;

(xxi)	there will be no change to the Articles which would affect any of the opinions given in this opinion;

(xxii)	the Company is not, and will not (whether as a result of the allotment and issue of any Securities or otherwise) be, in breach of any borrowing limits or restrictions in its Articles or any other instrument or contract binding on the Company;

(xxiii)	there are no provisions of the laws of any jurisdiction outside England that have any implication for the opinions that we express herein and that, insofar as the laws of any jurisdiction outside England may be relevant to this opinion, such laws have been and will be complied with at all times;

(xxiv)	the Company has not passed a voluntary winding-up resolution and no petition or application has been presented to or order made by a court for the winding-up or dissolution of the Company or the appointment of an administrator of the Company and no receiver or administrator has been appointed in respect of the Company or any of its assets which in any such case has not been revealed by the searches referred to above in paragraph 4(vii);

(xxv)	the Company is not unable to pay its debts, within the meaning of section 123 of the Insolvency Act 1986 (UK), at the date hereof; and

(xxvi)	the term “non-assessable” in relation to the Ordinary Shares means under English law that holders of such shares, in respect of which all amounts due on such shares as to the nominal amount and any premium thereon have been fully paid, will be under no obligation to contribute to the liabilities of the Company solely in their capacity as holders of such Ordinary Shares.

5.	Based upon and subject to the assumptions contained in paragraph 4 above, and subject to the reservations contained below in paragraph 6 and to any other matters not disclosed to us, we are of the opinion that:

(i)	the Company is duly incorporated and validly existing and in good standing under English law;

(ii)	when the Ordinary Shares are allotted and issued, they will be validly allotted and issued fully paid and non-assessable;

(iii)	when the Indentures have been duly authorised, executed and delivered by the parties thereto in accordance with applicable law, and when the specific terms of a particular series of securities have been duly authorised and established in accordance with the relevant Indenture and the Notes issued thereunder have been duly authorised, executed, authenticated, issued and delivered in accordance with the relevant Indenture and any applicable underwriting or other agreement, such Notes will constitute valid and binding obligations of the Company under English law;

(v)	when any Units to be issued have been duly authorised, executed and delivered by the parties thereto in accordance with applicable law, the Units will constitute valid and binding obligations of the Company under English law;

(vi)	when any Warrants to be issued pursuant to any agreement relating to the Warrants have been duly authorised, executed and delivered by the parties thereto in accordance with applicable law, the Warrants will constitute valid and binding obligations of the Company under English law;

(vii)	under English rules on conflict of laws, and save in respect of any question arising out of or in relation to the interpretation of any assumption contained in this opinion, a court or other competent authority sitting in England would apply to any case or controversy arising under an Indenture the laws of State of New York, being the governing law of the Indentures;

6.	The opinions contained in paragraph 5 are subject to the following reservations and qualifications:

(i)	the searches detailed in paragraph 4(vii) are not conclusive as to whether or not insolvency proceedings have been commenced in relation to the Company or any of its assets. For example, information required to be filed with the Registrar of Companies or the Central Registry of Winding up Petitions is not in all cases required to be filed immediately (and may not be filed at all or on time); once filed, the information may not be made publicly available immediately (or at all); information filed with a District Registry or County Court may not, and in the case of administrations will not, become publicly available at the Central Registry; and the Searches may not reveal whether insolvency proceedings or analogous procedures have been commenced in jurisdictions outside England and Wales;

(ii)	insofar as any obligation under the Indentures or any other instrument or agreement issued or entered into by the Company is to be performed in any jurisdiction other than England and Wales, an English court may have to have regard to the law of that jurisdiction in relation to the manner of performance and the steps to be taken in the event of defective performance;

(iii)	we express no opinion as to whether or not the chosen court will take jurisdiction, or whether the English courts would grant a stay of any proceedings commenced in England, or whether the English courts would grant any relief ancillary to proceedings commenced in a foreign court;

(iv)	in our opinion under English law there is doubt as to the enforceability in the United Kingdom, in original actions or in actions for enforcement of judgements of United States courts, of civil liabilities predicated solely upon the United States Federal or State securities laws;

(v)	an English court will not necessarily grant any remedy the availability of which is subject to equitable considerations or which is otherwise in the discretion of the court. In particular, orders for specific performance and injunctions are, in general, discretionary remedies under English law and specific performance is not available where damages are considered by the court to be an adequate alternative remedy;

(vi)	claims may become time barred or may be or become subject to the defence of set off or to counterclaim;

(vii)	where obligations are to be performed in a jurisdiction outside England, they may not be enforceable in England to the extent that performance would be illegal under the laws, or contrary to the exchange control regulations, of the other jurisdiction;

(viii)	the enforcement of obligations may be limited by the provisions of English law applicable to agreements held to have been frustrated by events happening after their execution;

(ix)	this opinion is subject to all applicable laws relating to insolvency, bankruptcy, administration, reorganisation, liquidation or analogous circumstances; and

(x)	the enforcement of obligations and of any judgment of the courts of the chosen jurisdiction will be subject to English public policy principles.

7.	This opinion relates only to English law (being for these purposes, except to the extent we make specific reference to an English law, conflict of law rule or principle, English domestic law on the assumption that English domestic law applies to all relevant issues) as applied by the English courts as at today’s date, including the laws of the European Union to the extent having the force of law in England.

8.	This opinion speaks only as at the date it is given and we accept no obligation to update this opinion or advise the addressee (or any other party) in respect of any changes in the law or facts that may occur after the date this opinion has been given.

9.	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the related prospectus under the caption “Legal Matters”; however by giving such consent we do not admit that we are experts under the United States Securities Act of 1933 (as amended) or the rules or regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion.

10.	This opinion and any non-contractual obligations arising out of or in connection with this opinion shall be governed by, and construed in accordance with, English law.

Yours faithfully

/s/ Druces LLP
DRUCES LLP